Exhibit 10.05

AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND ESCROW AGREEMENT

THIS AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND ESCROW AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”) dated as of December 17, 2012 by and among Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”), Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”) and Lederman & Co., LLC (“Lederman”), amends that certain Subscription Agreement, dated December 4, 2012, by and among the Company and the Investors (the “Subscription Agreement”), that certain Registration Rights Agreement, dated December 4, 2012, by and among the Company and the Investors (the “Registration Rights Agreement”) and that certain Escrow Agreement, dated December 4, 2012, by and among the Company, Lederman and the Escrow Agent (the “Escrow Agreement” and together with the Subscription Agreement and the Registration Rights Agreement, the “Agreements”).

WITNESSETH:

WHEREAS, the Agreements originally contemplated a Maximum Offering of 5,000,000 Units, for gross proceeds of $2,000,000;

WHEREAS, as a result of significant Investor demand for the Offering, the Company sold 4,037,500 Units to new investors for gross proceeds of $1,615,000 and issued 2,366,667 Units to prior investors in exchange for the retirement of approximately $710,000 of convertible securities (the “Offering Amount”);

WHEREAS, the Offering Amount exceeded the Maximum Offering and the Company has received additional interest in the Offering (the “Additional Offering”);

WHEREAS, one or more potential investors have been introduced to the Company, and receipt of subscription funds from such investors may require the payment of a commission to a registered broker/dealer (the “Placement Commission”);

WHEREAS, as a result of the additional interest in the Offering, the Company desires an extension for the filing of the resale registration statement, as specified in the Registration Rights Agreement, from 30 days to 60 days (the “Registration Extension”); and

WHEREAS, the parties wish to amend the Agreements to reflect the Additional Offering, the Placement Commission and the Registration Extension.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Capitalized terms used herein without definition and defined in the Subscription Agreement are used herein as defined therein.

Section 2.  All references in the Agreements to 5,000,000 Units are hereby amended to 10,000,000 Units.

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Section 3.  All references in the Agreements to $2,000,000 are hereby amended to $4,000,000.

Section 4.  The definition of “Filing Date” in the Registration Rights Agreement is hereby amended from thirty (30) days after the Trigger Date to sixty (60) days after the Trigger Date.

Section 5.  Article 1 of the Subscription Agreement is amended by adding a new Section 1.6 at the end of Article 1 as follows:

Placement Agents

1.6           The Company may engage one or more placement agents in connection with the Offering. Such placement agents may be entitled to receive brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, which commissions shall not exceed 7% of the aggregate gross proceeds of the Units sold to such Investors introduced by such placement agent.

Section 6. Miscellaneous.

6.1  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.2           No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

The Company:	TONIX PHARMACEUTICALS HOLDING CORP.

By:
Name:
Title:

Lederman:	LEDERMAN & CO., LLC

By:
Name:
Title:

Escrow Agent:	SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTORS FOLLOW]

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[INVESTOR SIGNATURE PAGES TO AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Purchaser:

Name of Joint Purchaser (if applicable):

Signature of Joint Purchaser (if applicable):

Name of Authorized Signatory (if Purchaser is an entity):

Title of Authorized Signatory (if Purchaser is an entity):

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